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                                                                    EXHIBIT 23.3

                                [NSA LETTERHEAD]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

         We hereby consent to (i) the references in this Form 10-K of Plains Resources Inc., as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Plains Resources Inc. and its subsidiaries (collectively the "Company"), relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods (the "Reserve Reports"), and (ii) the incorporation by reference of the Reserve Reports into Plains Resources Inc.'s previously filed Registration Statements on Form S-3 (Nos. 333-80364, 33-84064, 333-01851, 333-42773, 333-42767,
333-65939 and 333-33804) and on Form S-8 (Nos. 33-43788, 33-48610, 33-53802,
33-06191, 333-27907, 333-45558, 333-45582 and 333-66602).


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By:  /s/ J. Carter Henson, Jr.
                                         --------------------------------------
                                               J. Carter Henson, Jr.
                                               Senior Vice President

Houston, Texas
March 26, 2003